SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 10, 2003

DYNABAZAAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29423	04-3551937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Unicorn Park Drive, Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 376-5600

Item 5.  Other Events and Required FD Disclosure

On October 10, 2003, Dynabazaar, Inc. (the “Company”) issued a press release announcing that it has declared a cash dividend of $1.30 per share on the Company’s common stock, representing an aggregate cash distribution of approximately $35 million.  The dividend is payable on November 3, 2003 to stockholders of record on October 20, 2003.

The Company also announced that it has repurchased the 952,380 shares of the Company’s series B preferred stock held by eBay Inc. (which represents all of the shares of series B preferred stock) at a cash repurchase price of $1.54 per share, or $1,466,665.20 in the aggregate.  As a result, the series B preferred stock is no longer outstanding and will not participate in the cash dividend declared on the Company’s common stock.

The press release issued by the Company with respect to the announcement of the above-described matters is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit 99.1	Press Release of Dynabazaar, Inc. dated October 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNABAZAAR, INC.

Date: October 10, 2003	By:	/s/ Janet Smith
	Name:	Janet Smith
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Dynabazaar, Inc. dated October 10, 2003